(AMKOR TECHNOLOGY LOGO)

                                                                    News Release

                    AMKOR REPORTS SECOND QUARTER 2003 RESULTS

CHANDLER, AZ. - July 28, 2003 -- Amkor Technology, Inc. (Nasdaq: AMKR) reported second quarter sales of $378 million, up 10% sequentially and up 8% over the second quarter of 2002. Amkor's second quarter net loss was $51 million, or ($0.31) per share, compared with a loss of $384 million, or ($2.33) per share, in the second quarter of 2002.

Amkor's second quarter loss includes a charge, with no tax effect, for debt retirement costs of $31 million, or ($0.19) per share, principally in connection with the early redemption of $425 million in 9-1/4% Senior Notes due May 2006. Amkor's second quarter 2002 loss included an aggregate charge of $311 million ($298 million, or $1.81 per share, after taxes) for special charges and an impairment associated with Amkor's equity investment in Anam Semiconductor, Inc.

Second quarter revenue reflected strong business flow, partially offset by the impact of the May 26 earthquake in northern Japan, which disrupted the flow of fabricated wafers to our Iwate joint venture from Toshiba and other customers whose production facilities were affected.

"During the quarter we met our revenue and gross margin guidance despite the business disruption caused by the Japan earthquake and notwithstanding the general impact of SARS on the Asian electronics industry," said James Kim, Amkor's chairman and chief executive officer. "We are encouraged with the near and medium term outlook for the semiconductor industry and the outsourced assembly and test sector. Over the past two years we have undertaken a broad set of initiatives to reduce our cost structure and improve the efficiency of our operations. We currently expect to approach or exceed breakeven net income in the third quarter, and based on long-range customer forecasts, we expect a sequentially stronger Q4. We also agree with the broad analyst community that 2004 should be a year of meaningful recovery in our industry, and therefore expect our business to continue to grow into 2004, subject to normal seasonal patterns."

"We continue to see evidence that outsourcing is accelerating as IC suppliers and OEMs focus on companies like Amkor to satisfy their advanced package design, assembly and test requirements," said John Boruch, Amkor's president and chief operating officer. "There is clearly a technology transition occurring at the system level that is fueling demand for our advanced package solutions. Our second quarter business developed as expected, and as our customers' aggregate long-range forecasts strengthened, we accelerated our investment in leading-edge assembly and test equipment."

Amkor reports second quarter 2003 results


"Second quarter gross margin of 19.6% reflected the positive operating leverage in our business," said Ken Joyce, Amkor's chief financial officer. "Over the past two years we have made substantial progress increasing the profitability of our business by focusing on improving operating efficiencies while managing costs. During the second quarter of 2003 we enhanced our liquidity and capital structure. We refinanced our secured credit facility on more favorable terms, increasing our term loan from $97 million to $170 million with no significant principal amortization until June 30, 2005 and reducing our revolving line of credit (which remains unused) from $100 million to $30 million. In addition, we took advantage of favorable capital markets by extending the maturity of a significant portion of our long-term debt at a more favorable interest rate by issuing $425 million of 7-3/4% Senior Notes due 2013 and using the proceeds to redeem our $425 million in 9-1/4% Senior Notes due 2006."

"Our liquidity remained solid, with cash and equivalents of $346 million at June 30," said Joyce. "Short term debt totaled $49 million, principally relating to working capital lines of credit supporting our operations in Japan and Taiwan."

Selected operating data for the second quarter of 2003 is included on a separate page of this release.

BUSINESS OUTLOOK

Our customers' forecasts have generally been building since the beginning of the year. We expect operating expenses to increase modestly in connection with higher business levels in the second half of the year. On the basis of these factors we have the following expectations for the third quarter:

- Sequential revenue increase in the range of 8% to 10%.
- Gross margin in the range of 21% to 24%.
- Net loss of 2 cents per share to net income of 2 cents per share.

Our capital budget for 2003 remains $150 million. We currently anticipate capital expenditures in the third quarter to be approximately $40 million.

We will resume the recognition of deferred tax assets when Amkor returns to profitability. We anticipate recognizing approximately $3 million per quarter in foreign tax expense for the remainder of 2003. In connection with the ongoing assessment of probable income taxes and related accruals for prior years, we may recognize a tax benefit during the third quarter of 2003. This potential tax benefit is not included in the above earnings guidance. At June 30, 2003 our company had U.S. net operating losses totaling $425 million expiring between 2021 and 2022. Additionally, at June 30, 2003 we had $50 million of non-U.S. net operating losses available for carryforward, expiring between 2003 and 2012.

Amkor will hold a conference call on July 28, 2003 at 5:00 p.m. eastern time to discuss the results of the second quarter in more detail. The call will be webcast and can be accessed through the investor relations page of our web site: www.amkor.com as well as through CCBN's website, www.companyboardroom.com. An archive of the webcast can be accessed through the same links and will be available until the company's next quarterly earnings conference call. An audio replay of the call will be available for 48 hours following the conference call by dialing 303-590-3000 passcode: 540790#.

Amkor is the world's largest provider of contract semiconductor assembly and test services. The company offers semiconductor companies and electronics OEMs a complete set of microelectronic design and manufacturing services. More information on Amkor is available from the company's SEC filings and on Amkor's web site: www.amkor.com.

The statements by James Kim, John Boruch and Ken Joyce, and the above statements contained in our Business Outlook, are forward-looking statements that involve a number of risks and uncertainties. Factors that could affect future operating results and cause actual results to vary materially from historical and expected results include, but are not limited to: the highly unpredictable nature of the semiconductor industry; volatility of consumer demand for products incorporating our semiconductor packages; worldwide economic effects of terrorist attacks, military conflict in the Middle East and potential military conflict in Asia and Africa; potential effects of business disruption caused by SARS; competitive pricing and declines in average selling prices; reliance on a small group of principal customers; timing and volume of orders relative to the production capacity; availability of manufacturing capacity and fluctuations in manufacturing yields; availability of financing; competition; dependence on international operations and sales; dependence on raw material and equipment suppliers; exchange rate fluctuations; dependence on key personnel; difficulties in managing growth; enforcement of intellectual property rights; and environmental regulations.

Further information on risk factors that could affect the outcome of the events set forth in these statements and that could affect the company's operating results and financial condition is detailed in the company's filings with the Securities and Exchange Commission, including the Report on Form 10-K for the fiscal year ended December 31, 2002 and the Report on Form 10-Q for the fiscal quarter ended March 31, 2003.

Contact:
      Jeffrey Luth
      VP Corporate Communications
      480-821-2408 ext. 5130
      jluth@amkor.com

SELECTED OPERATING DATA FOR THE SECOND QUARTER OF 2003

                                                 Quarter          Year-to-date
-     Capital expenditures:                    $68 million        $ 85 million
-     Depreciation and amortization:           $55 million        $113 million
                                              ------------        ------------
-     Free cash flow *                        ($43 million)       ($30 million)
                                              ============        ============

    * Reconciliation of free cash flow to the most directly comparable GAAP measure:

Net cash provided by continuing operating
activities                                          $25 million    $54 million
Less purchases of property, plant and equipment    ($68 million)  ($84 million)
Free cash flow from continuing operations          ($43 million)  ($30 million)

* We define free cash flow from continuing operations as net cash provided by continuing operating activities less purchases of property, plant and equipment. Free cash flow is not defined by generally accepted accounting principles, and our definition of free cash flow may not be comparable to similar companies.

- End market distribution (an approximation based on a sampling of programs with our largest customers)

                  -     Communications: 38%
                  -     Computing       23%
                  -     Consumer        28%
                  -     Other           11%

- Combined assembly & test capacity utilization (based on front-of-line capacity) was approximately 70%.

- Assembly average selling price (calculated on a per pin basis) declined approximately 3% from Q1 2003. (Excludes results of Amkor Iwate joint venture)

- Assembly unit shipments were 1.31 billion, up 16% from Q1 2003.

- Percentage of assembly revenue:

                  -     Advanced packages             76%
                  -     Traditional packages          24%

- Test revenue as a proportion of total revenue was approximately 9%.

                               (tables to follow)

                             AMKOR TECHNOLOGY, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands, except per share data)


                                                                                        FOR THE THREE MONTHS ENDED
                                                                                                JUNE 30,
                                                                                        ---------------------------
                                                                                           2003            2002
                                                                                        ----------     ------------
                                                                                        (unaudited)     (unaudited)
Net revenues                                                                            $  377,947     $    350,471
Cost of revenues                                                                           303,686          344,026
                                                                                        ----------     ------------
Gross profit                                                                                74,261            6,445
                                                                                        ----------     ------------

Operating expenses:
  Selling, general and administrative                                                       44,261           46,981
  Research and development                                                                   6,130            8,769
  Loss (gain) on disposal of assets                                                           (791)           1,438
  Amortization of acquired intangibles                                                       2,038            1,743
  Special charges (1)                                                                            -          268,166
                                                                                        ----------     ------------
    Total operating expenses                                                                51,638          327,097
                                                                                        ----------     ------------
Operating income (loss)                                                                     22,623         (320,652)
                                                                                        ----------     ------------

Other (income) expense:
  Interest expense, net                                                                     36,481           37,434
  Foreign currency loss                                                                        737              704
  Other (income) expense, net                                                                  176             (509)
  Debt retirement costs (2)                                                                 30,561                -
                                                                                        ----------     ------------
    Total other expense                                                                     67,955           37,629
                                                                                        ----------     ------------

Loss before income taxes, equity investment gains (losses),
  minority interest and discontinued operations                                            (45,332)        (358,281)
Equity investment gains (losses)                                                                73          (53,071)
Minority interest expense                                                                     (475)            (908)
                                                                                        ----------     ------------
Loss from continuing operations before income taxes                                        (45,734)        (412,260)
                                                                                        ----------     ------------

Income tax provision (benefit)                                                               5,013          (26,709)
                                                                                        ----------     ------------
Loss from continuing operations                                                            (50,747)        (385,551)

Discontinued operations:
  Income from wafer fabrication services business, net of tax of $-0- and $1,269                 -            2,023
                                                                                        ----------     ------------
Net loss                                                                                $  (50,747)    $   (383,528)
                                                                                        ==========     ============

Per Share Data:
  Basic and diluted loss per common share from continuing operations                    $    (0.31)    $      (2.34)
  Basic and diluted income per common share from discontinued operations                         -             0.01
                                                                                        ----------     ------------
  Basic and diluted net loss per common share                                           $    (0.31)    $      (2.33)
                                                                                        ==========     ============

Shares used in computing basic and diluted net (loss) income per common share              165,852          164,281
                                                                                        ==========     ============

(1) Special charges include the following:
  Loss on FAS 142 impairment                                                            $        -     $     73,080
  Loss on FAS 144 impairment                                                                     -          190,266
  Loss on facility shutdowns                                                                     -            4,820
                                                                                        ----------     ------------
                                                                                                 -          268,166
                                                                                        ==========     ============

(2) Debt retirement costs include the following:
  Call premium related to redemption of $425 million senior notes due May 2006          $   19,656     $          -
  Write-off of unamortized deferred debt acquisition costs                                   8,364                -
  Other debt retirement costs                                                                2,541                -
                                                                                        ----------     ------------
                                                                                            30,561                -
                                                                                        ==========     ============

                             AMKOR TECHNOLOGY, INC.
                          CONSOLIDATED BALANCE SHEETS
                     (in thousands, except per share data)



                                                                                FOR THE SIX MONTHS ENDED
                                                                                       JUNE 30,

                                                                              ---------------------------
                                                                                2003              2002
                                                                              ---------         ---------
                                                                            (unaudited)         (unaudited)
Net revenues                                                                  $ 721,078         $ 639,426
Cost of revenues                                                                600,248           652,504
                                                                              ---------         ---------
Gross profit (loss)                                                             120,830           (13,078)
                                                                              ---------         ---------
Operating expenses:

  Selling, general and administrative                                            86,805            92,521
  Research and development                                                       12,618            16,913
  Loss (gain) on disposal of assets                                                (722)            3,112
  Amortization of acquired intangibles                                            4,068             2,995
  Special charges (1)                                                                 -           268,166
                                                                              ---------         ---------
    Total operating expenses                                                    102,769           383,707
                                                                              ---------         ---------
Operating income (loss)                                                          18,061          (396,785)
                                                                              ---------         ---------

Other (income) expense:
  Interest expense, net                                                          72,343            73,619
  Foreign currency (gain) loss                                                     (188)            2,702
  Other (income) expense, net                                                     1,405            (1,007)
  Debt retirement costs (2)                                                      30,561                 -
                                                                              ---------         ---------
    Total other expense                                                         104,121            75,314
                                                                              ---------         ---------

Loss before income taxes, equity investment losses,
  minority interest and discontinued operations                                 (86,060)         (472,099)
Equity investment losses                                                         (3,555)         (151,741)
Minority interest expense                                                          (326)           (2,661)
                                                                              ---------         ---------
Loss from continuing operations before income taxes                             (89,941)         (626,501)
                                                                              ---------         ---------
Income tax provision (benefit)                                                      836           (50,813)
                                                                              ---------         ---------
Loss from continuing operations                                                 (90,777)         (575,688)
                                                                              ---------         ---------
Discontinued operations:
  Income from wafer fabrication services business, net of tax of $419
    and $2,822                                                                    3,047             4,352
  Gain on sale of wafer fabrication services business, net of tax of
    $7,081 and $-0-                                                              51,519                 -
                                                                              ---------         ---------
Income from discontinued operations                                              54,566             4,352
                                                                              ---------         ---------
Net loss                                                                      $ (36,211)        $(571,336)
                                                                              =========         =========
Per Share Data:
  Basic and diluted loss per common share from continuing operations          $   (0.55)        $   (3.52)
  Basic and diluted income per common share from discontinued operations           0.33              0.03
                                                                              ---------         ---------
  Basic and diluted net loss per common share                                 $   (0.22)        $   (3.49)
                                                                              =========         =========
Shares used in computing basic and diluted net (loss) income per
  common share                                                                  165,504           163,529
                                                                              =========         =========
(1) Special charges include the following:
         Loss on FAS 142 impairment                                           $       -         $  73,080
         Loss on FAS 144 impairment                                                   -           190,266
         Loss on facility shutdowns                                                   -             4,820
                                                                              ---------         ---------
                                                                                      -           268,166
                                                                              =========         =========
(2) Debt retirement costs include the following:
      Call premium related to redemption of $425 million senior notes due
        May 2006                                                              $  19,656         $       -
      Write-off of unamortized deferred debt acquisition costs                    8,364                 -
      Other debt retirement costs                                                 2,541                 -
                                                                              ---------         ---------
                                                                                 30,561                 -
                                                                              =========         =========

                             AMKOR TECHNOLOGY, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                                June 30,          December 31,
                                                                                  2003                2002
                                                                              -----------         -----------
                                                                              (unaudited)
                                     Assets
Current assets:
  Cash and cash equivalents                                                   $   346,304         $   311,249
  Accounts receivable--
    Trade, net of allowance for doubtful accounts of $6,931 and $7,122            240,421             234,056
    Due from affiliates                                                               136                 298
    Other                                                                           5,369               8,234
  Inventories                                                                      77,397              72,121
  Other current assets                                                             61,586              48,661
                                                                              -----------         -----------
       Total current assets                                                       731,213             674,619
                                                                              -----------         -----------
Property, plant and equipment, net                                                942,087             966,338
                                                                              -----------         -----------
Investments                                                                        72,238              83,235
                                                                              -----------         -----------
Other assets:
  Due from affiliates                                                              19,852              20,852
  Goodwill                                                                        628,322             628,099
  Acquired intangibles                                                             41,099              45,033
  Other                                                                            88,162             114,178
  Assets of discontinued operations                                                   307              25,630
                                                                              -----------         -----------
       Total other assets                                                         777,742             833,792
                                                                              -----------         -----------
       Total assets                                                           $ 2,523,280         $ 2,557,984
                                                                              ===========         ===========

                      Liabilities and Stockholders' Equity
Current liabilities:

  Bank overdraft                                                              $     6,740         $     4,633
  Short-term borrowings and current portion of long-term debt                      49,118              71,023
  Trade accounts payable                                                          181,238             180,999
  Due to affiliates                                                                 3,810              70,243
  Accrued expenses                                                                172,425             184,223
                                                                              -----------         -----------
      Total current liabilities                                                   413,331             511,121
Long-term debt                                                                  1,814,811           1,737,690
Other noncurrent liabilities                                                       71,389              67,661
                                                                              -----------         -----------
      Total liabilities                                                         2,299,531           2,316,472
                                                                              -----------         -----------

Minority Interest                                                                  10,471              10,145

Stockholders' equity:
  Common stock                                                                        167                 166
  Additional paid-in capital                                                    1,174,334           1,170,227
  Accumulated deficit                                                            (969,945)           (933,734)
  Receivable from stockholder                                                      (2,887)             (2,887)
  Accumulated other comprehensive losses                                           11,609              (2,405)
                                                                              -----------         -----------
      Total stockholders' equity                                                  213,278             231,367
                                                                              -----------         -----------
      Total liabilities and stockholders' equity                              $ 2,523,280         $ 2,557,984
                                                                              ===========         ===========

                             AMKOR TECHNOLOGY, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                  FOR THE THREE MONTHS ENDED
                                                                                            JUNE 30,
                                                                                  ---------------------------
                                                                                     2003             2002
                                                                                     ----             ----
                                                                                  (UNAUDITED)     (UNAUDITED)
Cash flows from continuing operating activities:

 Loss from continuing operations                                                    $ (50,747)   $(385,551)
 Depreciation and amortization                                                         54,907       94,407
 Equity investment (gains) losses                                                         (73)      53,071
 Other adjustments to reconcile loss to net cash provided
  by operating activities                                                              33,497      246,304
 Changes in assets and liabilities excluding effects of acquisitions                  (12,940)      12,482
                                                                                    ---------    ---------
  Net cash provided by operating activities                                            24,644       20,713
                                                                                    ---------    ---------

Cash flows from investing activities:

 Purchases of property, plant and equipment                                           (68,010)     (39,582)
 Other investing activities                                                             6,734          914
                                                                                    ---------    ---------
  Net cash used in investing activities                                               (61,276)     (38,668)
                                                                                    ---------    ---------

Cash flows provided by (used in) financing activities                                  39,329       (2,061)
                                                                                    ---------    ---------

Effect of exchange rate fluctuations on cash and cash equivalents related to
 continuing operations                                                                    688          676
                                                                                    ---------    ---------
Cash flows (used in) provided by discontinued operations                               (8,566)       5,997
                                                                                    ---------    ---------

Net decrease in cash and cash equivalents                                              (5,181)     (13,343)
Cash and cash equivalents, beginning of period                                        351,485      175,281
                                                                                    ---------    ---------
Cash and cash equivalents, end of period                                            $ 346,304    $ 161,938
                                                                                    =========    =========

Supplemental disclosures of cash flow information:
 Cash paid (received) during the period for:

 Interest                                                                           $  44,374    $  40,227
 Income taxes                                                                       $     495    $  (1,631)

                             AMKOR TECHNOLOGY, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                   FOR THE SIX MONTHS ENDED
                                                                                            JUNE 30,
                                                                                   ------------------------
                                                                                      2003          2002
                                                                                      ----          ----
                                                                                   (UNAUDITED)   (UNAUDITED)
Cash flows from continuing operating activities:

 Loss from continuing operations                                                    $ (90,777)   $(575,688)
 Depreciation and amortization                                                        112,700      188,060
 Equity investment losses                                                               3,555      151,741
 Other adjustments to reconcile loss to net cash provided by operating activities      37,683      233,114
 Changes in assets and liabilities excluding effects of acquisitions                   (9,053)       4,145
                                                                                    ---------    ---------
  Net cash provided by operating activities                                            54,108        1,372
                                                                                    ---------    ---------

Cash flows from investing activities:
 Purchases of property, plant and equipment                                           (84,581)     (62,096)
 Other investing activities                                                            20,012        1,111
                                                                                    ---------    ---------
  Net cash used in investing activities                                               (64,569)     (60,985)
                                                                                    ---------    ---------

Cash flows provided by financing activities                                            31,462        3,179
                                                                                    ---------    ---------

Effect of exchange rate fluctuations on cash and cash equivalents related to
continuing operations                                                                    481        2,459
                                                                                    ---------    ---------
Cash flows provided by discontinued operations                                         13,573       15,856
                                                                                    ---------    ---------

Net increase (decrease) in cash and cash equivalents                                   35,055      (38,119)
Cash and cash equivalents, beginning of period                                        311,249      200,057
                                                                                    ---------    ---------
Cash and cash equivalents, end of period                                            $ 346,304    $ 161,938
                                                                                    =========    =========
Supplemental disclosures of cash flow information:
 Cash paid during the period for:

 Interest                                                                           $  75,764    $  71,516
 Income taxes                                                                       $   4,523    $   2,700